Exhibit 21.1

770 South Post Oak, LLC
Abode Mercer Crossing, LLC
AMG Chelsea, LLC
EQK Bridgeview, LLC
EQK Portage, LLC
FBH of Vista Ridge, LLC
Forest Pines Bryan 84, LLC
Income Opportunity Realty Investors, Inc.
KLP Toulon Apartments, LP
Land LD Athens Lindsay Ln, LLC
LD Denton Cnty, LLC
LPG Apartments, LP
McKinney Apts at Heritage MM, LLC
McKinney Apts at Heritage, LLC
Ocean Estates, LLC
Overlook at Allensville Phase II, LP
Overlook Phase II, LP
Parc at Denham Springs II Apartments, LLC
Parc at Denham Springs II, LP
Plum Tree Apartments, LP
Southern Properties Capital Ltd
Spyglass of Ennis Apartments, LP
Stanford GL, LLC
Steeple Crest PCAL Apts, LLC
Sugar Mill III Apts, LLC
Sugar Mill III MM, LLC
T Palm Desert, Inc.
T Toulon, LLC
TCI 600 Las Colinas, LLC
TCI McKinney 34, Inc.
TCI Mercer Crossing, Inc.
TCI Park West I, LLC
TCI Stanford, LLC
TCI Valley Ranch 20, LLC
The Landing Apartments Houma, LLC
The Landing Apartments MM, LLC
The Landings at Houma, LLC
Tower Bay, LLC
Travis Ranch, LLC
VA Mezz Note, LLC
Victory Abode Apartments, LLC
Villas at Bon Secour Apts, LLC
Villas at Bon Secour MM, LLC

Exhibit 21.1

VR Apartments, LP